                                                      EXHIBIT 4.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                   AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of July 1, 1997 (the "Amendment"), by and between Kerr Group, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A. (formerly the First National Bank of Boston), a national banking association (the "Rights Agent").

                                    RECITALS

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of July 25, 1995 (the "Rights Agreement");

                  WHEREAS, Fremont Acquisition Company LLC, a Delaware limited liability company (the "Parent"), Kerr Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and the Company have entered into an Agreement and Plan of Merger, dated as of July 1, 1997 (the "Agreement and Plan of Merger"), pursuant to which Purchaser will commence a tender offer (the "Offer") for all outstanding shares of the Company's common stock, and for all outstanding shares of the Company's Class B Preferred Stock, Series D, and, following consummation of the Offer, Purchaser will merge with and into the Company (the "Merger");

                  WHEREAS, the Board of Directors of the Company (including a majority of the Continuing Directors (as defined in the Rights Agreement)) has approved the Agreement and Plan of Merger, the Offer and the Merger; and

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

                  Accordingly, the parties agree as follows:

                   1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor Purchaser shall be deemed to be an "Acquiring Person" solely by virtue of (i) the announcement or making of the Offer (as defined in the Agreement and Plan of Merger), (ii) the acquisition of the Shares (as defined in the Agreement and Plan of Merger) pursuant to the Offer or the Merger (as defined in the Agreement and Plan of Merger), (iii) the execution of the Agreement and Plan of Merger, or (iv) the consummation of the other transactions contemplated by the Agreement and Plan of Merger."

                   2. Amendment of Section 1(o). Section 1(o) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of: (i) the announcement or making of the Offer,
         (ii) the acquisition of the Shares pursuant to the Offer or the Merger,
         (iii) the execution of the Agreement and Plan of Merger, or (iv) the consummation of the other transactions contemplated in the Agreement and Plan of Merger."

                  3. Sections 1(qq). Section 1(qq) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as a result of: (i) the announcement or making of the Offer, (ii) the acquisition of the Shares pursuant to the Offer or the Merger, (iii) the execution of the Agreement and Plan of Merger, or (iv) the consummation of the other transactions contemplated in the Agreement and Plan of Merger."

                  4. Sections 1(ss), (tt) and (uu). The following subsections are hereby added after Section 1(rr) of the Rights Agreement:

                  "(ss) "Agreement and Plan of Merger" shall mean the Agreement and Plan of Merger dated as of July 1, 1997 by and among Parent, Purchaser and the Company, as it may be amended from time to time.

                  (tt) "Parent" shall mean Fremont Acquisition Company, LLC, a Delaware limited liability company.

                  (uu) "Purchaser" shall mean Kerr Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent."

                  5. Amendment of Section 1(gg). Section 1(gg) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, (i) the announcement or making of the Offer, (ii) the acquisition of the Shares by Parent or Purchaser pursuant to the Offer or the Merger, (iii) the execution of the Agreement and Plan of Merger, or (iv) the consummation of the other transactions contemplated in the Agreement and Plan of Merger, shall not be deemed to be a Section
         11(a)(ii) Event and shall not cause the Rights to be adjusted or exercisable under this Agreement."

                  6. Amendment of Section 1(ii). Section 1(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, (i) the announcement or making of the Offer, (ii) the acquisition of the Shares by Parent or Purchaser pursuant to the Offer or the Merger, (iii) the execution of the Agreement and Plan of Merger, or (iv) the consummation of the other transactions contemplated in the Agreement and Plan of Merger, shall not be deemed to be a Section 13 Event and shall not cause the Rights to be adjusted or exercisable under this Agreement."

                  7. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, the Rights shall automatically expire upon the acceptence of Shares for payment pursuant to the Offer in accordance with the Agreement and Plan of Merger and that the rights shall cease to be exercisable upon the earlier of (i) the close of business on August 4, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 of this Rights Agreement, or
         (iii) the acceptance of Shares for payment pursuant to the Offer in accordance with the Agreement and Plan of Merger, if such acceptance occurs (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

                  8. Effectiveness. This Amendment shall be deemed effective as of the date hereof. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment.

                  9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

                  EXECUTED as of the date set forth above.



                                            KERR GROUP, INC.




                                            /s/ D. Gordon Strickland
                                            -----------------------------
                                            Name:  D. Gordon Strickland
                                            Title: President and CEO



                                            BANKBOSTON, N.A.



                                            /s/ Michael J. Lapolla
                                            -----------------------------
                                            Name:  Michael J. Lapolla
                                            Title: Administration Manager